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                                                                   Exhibit 10.8


October 27, 1998

Mr. Lawrence D. Chesler, Esq.
Plaza 440
440 North Wabash Avenue
Chicago, IL 60611

Dear Larry:

I am pleased to offer you the position of Vice President, Legal and General Counsel of Navigation Technologies Corporation ("NavTech"). Subject to your acceptance of this offer, your employment will commence in November 1998.

You will receive a base cash compensation of $7,692.30 paid bi-weekly, equal to $200,000.00 per annum. Commencing as of January 1, 1999 you will also be eligible for annual bonuses of up to 30% of your base annual cash compensation, subject to your achievement of applicable milestones and objectives. For each year, any such bonuses will be paid to you on or before April 30th of the following year. You will receive a one-time signing bonus of $20,000, payable within 90 days of your start date.

In addition, it is the intention of the corporate officers of NavTech to create a long-term incentive plan which may include an equity component. Such a plan would require Board approval which is not guaranteed. However, the broad outline of such a plan has been agreed. Assuming such a plan is approved, a recommendation will be made to the Board that you be granted options to purchase 600,000 shares of NavTech common stock at the fair market value at the date of the grant, with vesting to occur over the four-year period following the date of the grant. It is also anticipated, but not guaranteed, that there will be additional options granted in subsequent years.

NavTech currently provides company-paid employee insurance from your date of hire including medical, dental, vision, life and long-term disability coverage. Employees have the option of acquiring medical/dental/vision coverage for their dependents as well, with the company paying 50% of the premium. You will also be eligible to participate in a Section 125 Health Care/Dependent Care Reimbursement Plan and a 401(k) Savings and Investment Plan.


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Mr. Lawrence Chesler
October 27, 1998
Page 2

While I hope our relationship will be long and mutually beneficial, it is mutually recognized that your relationship with NavTech shall not be for any definite term, but rather shall be one of "at-will" employment.

In the event that your employment is terminated by NavTech without cause (as defined below), NavTech will provide you with the following: severance pay equal to nine (9) months base cash compensation, payable either monthly or as an initial lump sum at NavTech's sole discretion; and continuation of your normal benefits for a period of nine (9) months after the date of termination, In the event that you have not obtained other full time employment and are not otherwise being compensated for business or professional activities on a similar basis on or before the expiration of nine (9) months after the date of such termination, and provided you have exercised reasonable best and continuous efforts to secure such employment or compensation, NavTech will pay you additional conditional severance in the form of continuation of your base cash compensation and normal benefits in effect on the date of termination for an additional three (3) month period or until such time that you obtain such other employment or receive such other compensation, whichever occurs first. The foregoing shall be your sole and exclusive remedy and you shall not be entitled to any other or further payments, compensation or benefits from NavTech in the event of any termination of your employment. For purposes of this paragraph, "cause" shall mean any act or omission in the conduct of your duties and responsibilities which constitutes gross negligence or wilful misconduct, or any act or omission outside the course of your duties and responsibilities which includes dishonesty or criminal conduct.

In order to minimize costs and expenses for all parties, any disputes or controversies arising in connection with your employment or the cessation of your employment with NavTech will be resolved by binding arbitration in the State of Illinois. The arbitration will be conducted in accordance with the applicable rules of the American Arbitration Association under Illinois law.

This offer is contingent on the execution by you and NavTech of the Proprietary Information and Inventions Agreement attached hereto as Exhibit A on or before the commencement of your employment with NavTech.

This offer is also contingent on your providing NavTech with proof of your legal eligibility to work in the United States within seventy-two (72) hours of your first day of employment.



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Mr. Lawrence Chesler
October 27, 1998
Page 3

Let me express my pleasure and enthusiasm that you will be joining NavTech, and my expectation that you will find NavTech to be an exciting and fulfilling place to work.

I look forward to your positive response to this offer and to your role as a key member of the team that will lead NavTech to success.

Cordially,

/s/  Ronald A. Brumback
------------------------------------
Ronald A. Brumback
President and Chief Operating Officer


AGREED TO AND ACCEPTED:


/s/ Lawrence D. Chesler                                       10/30/98
---------------------------------------------                 ------------------
Lawrence D. Chesler                                           Date



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                       Navigation Technologies Corporation

                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

   In consideration of my employment or continued employment by Navigation Technologies Corporation and the compensation now and hereafter paid to me, I hereby make the representations, warranties and covenants contained in this Agreement. For purposes of this Agreement, "Company" shall mean Navigation Technologies Corporation and its subsidiaries.

1. Recognition of Company's Rights: Nondisclosure. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

   The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

2. Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third party Information unless expressly authorized by an officer of the Company in writing.

3. Assignment of Inventions.


   3.1 Assignment. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto)



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whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention (hereinafter referred to as a "Personal Invention") that I develop entirely on my own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either:

   (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

   (2) Result from any work performed by me for the Company.

   3.2 Government. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or ally of its agencies.

   3.3 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

4. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

   In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

5. Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify as a Personal Invention; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully as a Personal Invention. I will preserve the confidentiality of any Invention that does not fully qualify as a Personal Invention.

   I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

6. Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.

7. Additional Activities. I agree that during the period of my employment with the Company I will not, without the Company's express written consent (which is hereby given as to those activities set forth on Exhibit A), engage in any employment or business activity in any way connected with the Business of the Company other than for the Company or which in any way detracts from my ability to perform my duties for the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company), or (iii) engage in any business or perform any service in any state or territory in which the Company does business at the time of my employment termination, in competition with the business of the Company relating to creating, managing, adapting, applying, distributing, selling or licensing navigable street map databases or related database creation, access and update software or vehicle navigation software or any logical extensions thereof, or have any interest, whether as proprietor, partner, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise which shall so engage.

8. No Improper Use of Materials. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

9. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

10. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

11. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

12. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

13. General Provisions.

    13.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of Illinois.

    13.2 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I have been or may be retained by the Company as a director or consultant.

    13.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

    13.4 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

    13.5 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

    13.6 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

    13.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

    This Agreement shall be effective as of the first day of my employment with the Company, namely: November 27, 1998.


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    I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE
COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.



Dated: November 27, 1998                         /s/ Lawrence Chesler
                                                 -------------------------------
                                                 Signature

                                                 Lawrence Chesler
                                                 -------------------------------
                                                 (Printed Name)

                                                 440 N. Wabash Avenue
                                                 -------------------------------
                                                 (Address)

                                                 Chicago, IL 60611
                                                 -------------------------------


Accepted and Agreed To:

Navigation Technologies Corporation

By: /s/ Ronald Brumback
   --------------------------------